UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013 (July 18, 2013)
CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 MURRAY HILL PARKWAY, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 330-1400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of CCA Industries, Inc. held on July 18, 2013, the following directors were elected by the Common Stock shareholders:
Sardar Biglari - 1,522,740 votes for, 1,429,498 votes withheld
Philip L. Cooley - 1,460,853 votes for, 1,491,385 votes withheld
Drew Edell - 2,510,006 votes for, 442,232 votes withheld

The following directors were elected by the Common Stock Class A shareholders:
David Edell - 967,702 votes for, 0 votes withheld
Stanley Kreitman - 967,702 votes for, 0 votes withheld
Robert Lage - 967,702 votes for, 0 votes withheld
Jonathan Rothschild - 967,702 votes for, 0 votes withheld

The shareholders ratified the advisory approval on the Company's executive compensation 2,268,808 votes for, 570,540 votes against and 112,889 votes abstained. On the proposal regarding the frequency of advisory shareholder vote on executive compensation, the shareholders voted for every one year. The votes were 1,906,563 votes for every one year, 608,839 votes for every two years, 323,286 votes for every three years and 113,549 votes abstained.

The appointment of BDO USA LLP as the Company's independent registered public accountants for the fiscal year ended November 30, 2013, was ratified, 5,819,198 votes for, 387,128 votes against and 15,057 votes abstained.

No other business was brought before the meeting for a vote by the shareholders.

Item 8.01 Other Events

The Company issued a press release on July 18, 2013 announcing its results for the quarter and six months ended May 31, 2013. The Company also announced in the same press release that its Board of Directors approved a dividend of $0.07 per share for the second quarter of fiscal 2013, payable to all shareholders of record as of August 2, 2013, and to be paid on September 3, 2013.

Item 9.01 Exhibits

The following exhibits are annexed hereto:
99.1 Press release issued July 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	July 22, 2013

CCA Industries, Inc.
Registrant

By:	/s/ Stephen A. Heit
Stephen A. Heit
President and Chief Financial Officer